Exhibit 99.2

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q4 2023 VOXX International Corp Earnings Call EVENT DATE/TIME: MAY 16, 2023 / 2:00PM GMT

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CORPORATE PARTICIPANTS
Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Patrick M. Lavelle VOXX International Corporation - CEO & Director

CONFERENCE CALL PARTICIPANTS
Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
Glenn Wiener GW Communications LLC - Owner

PRESENTATION
Operator
Good day, and thank you for standing by. Welcome to VOXX International's Fiscal 2023 Fourth Quarter and Year-End Conference Call. (Operator Instructions) Please be advised that today's conference is being recorded.

I would now like to hand the conference over to your speaker today, Glenn Wiener, Investor Relations. Please go ahead.
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Glenn Wiener GW Communications LLC - Owner
Thank you. Good morning, and welcome to VOXX International's Fiscal [2023] (corrected by company after the call) Fourth Quarter and Year-end Conference Call. Yesterday, we filed our Form 10-K and issued our press release, and this morning, we posted an updated investor presentation. Documents can be found in the Investor Relations section of our website at www.voxxintl.com. I'd be more than happy to send them along upon request as well.

Today, we'll have prepared remarks from Pat Lavelle, Chief Executive Officer; and Michael Stoehr, Senior Vice President and Chief Financial Officer. After which, we'll open up the call for questions. Beat Kahli, our newly appointed President, is also with us and will be available during the Q&A portion of our call.

I'd like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements, and I'd like to point you to the risk factors associated with our business which are detailed in our Form 10-K for the period ended February 28, 2023.

Thank you for your continued support, and I would now turn the call over to Pat.
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Thank you, Glenn. While we had a lot of positive developments and continue to win a new business globally, fiscal '23 was certainly a challenging year. We were faced with a myriad of roadblocks throughout: OEM customers shutting down production, retailers cutting back on orders, inflation, and fears of recession globally, which had a big impact on consumer spending and our retail business. Supply chain issues improved during the year, but the hangover of high costs on inventory lasted throughout the year.

Chip scarcity was a major issue and cut into some of our expected automotive OEM growth. Virtually, all of our competitors and industry peers have been feeling the pinch, and we continue to see layoffs, particularly across the technology and consumer sectors. We have been vigilant about controlling costs while working to enhance margins to offset some of these pressures.

As we look into fiscal '24 and particularly the first half, we see more of the same with respect to the global economy. We hope to see better conditions in the second half of the year with some possible easing by the Fed and lower costs due to an improved supply chain. Chip supply is also expected to improve. In fact, we've seen more availability in recent months, which I think bodes well for our OEM business. Our view of the opportunities ahead has not changed, and we remain confident that when there is a return to a more normalized operating environment, VOXX is poised for significant growth and value creation.

As for fiscal '23 in our results:

[Fiscal] (added by company after the call) '23 sales were down 16% year-over-year, gross margins declined by 160 basis points and operating expenses, excluding the non-cash impairment charges, declined by over 5%. We reported an operating loss of $27.3 million and an adjusted EBITDA of $8.6 million in fiscal '23. Both, however, were down versus fiscal '22. Again, it was a tough year with sales coming in below expectations, particularly in the second half of the year. We made a lot of internal changes to realign and lower cost during the back end of fiscal '23 and into this year.

Automotive segment sales declined by approximately $26 million with OEM sales up $8 million and aftermarket product sales down close to $34 million. Our OEM sales growth was driven by some of the new contracts we've been awarded for our rear seat entertainment systems with Stellantis, Ford and Nissan. We also had higher OEM sales of remote starts and security projects driven by higher business with Subaru and some other programs. Our truck business declined despite several new customers and awards, but the pipeline remains strong. Overall, while OEM sales were up in fiscal '23, growth was curtailed by ongoing supply chain issues faced by our customers, and we estimate approximately $18 million in lost revenue as a result during the year.

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Our automotive aftermarket business was hit hard for several reasons. One, aftermarket customers took heavy inventories of remote start products last year to ensure they had adequate supply for the season given the supply chain issues. This left an overhang, which impacted this year's business, but should not be as big of a factor in fiscal '24. [Two] (added by company after the call), we also saw a 30% decline in sales of aftermarket satellite radios as one of our key retailers cut back on purchases for most of the year. And three, roughly half of our aftermarket business is done at new car dealers, and there was a scarcity of vehicles on the lots throughout 2022. We expect that to improve as the car manufacturers increased production this year.

Moving into fiscal '24, we are anticipating growth in automotive, though the extent will be dependent on more consistency and chip availability and more consistent OEM production. We didn't expect such a big drop in the aftermarket and assuming things begin to normalize, we should see an uptick in aftermarket sales as well.

Moving on to our Consumer segment.

Net sales declined by 17.6% with the majority of the decline in Premium Audio. The weak retail environment in Q3 continued into the fourth quarter, and our sales came in considerably below the prior year and our forecast. It's been a challenging environment and consumers continue to pivot away from CE products for the home, which during COVID, as you know, were very strong, and we believe this has pulled some sales forward.

Premium Audio sales declined roughly $70 million year-over-year with the majority in home separates category. However, our market share has been holding steady, and our brands and placements are not the issue. We've been impacted by recessionary pressures and inflation, the pivot and the overall softness in the CE category. And we're not the only ones having this issue. We're seeing it pretty much across the board. Sales of Onkyo & Pioneer-related products were up $33 million year-over-year, though lower than we projected due to a combination of supply chain constraints and the retail environment.

We're planning for continued softness throughout the year. However, growth will come from launches of new products and by expanding into new categories and new territories.

For example, we are progressing with our plans to expand distribution of Onkyo & Pioneer and Integra brands globally into India, China, Japan and the EMEA region. We are launching new Klipsch Reference Premiere subwoofers, New Cinema One soundbars, new Klipsch Powered Monitors and new Onkyo Pioneer and Pioneer Elite and Integra receivers. We will also be entering a new and growing market this summer with Klipsch's first-ever wireless party speaker line. This category has become an important audio segment and is growing.

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In the second half of the year, the new all-electric Ram 1500 revs will launch and will feature the Klipsch Reference Premier audio system with a powerful state-of-the-art 23 speaker audio system. While no stranger to automotive, this is a major placement for Klipsch, and one of several vehicles, we believe will materialize in the coming years. Our placement remains strong. New markets and channels are part of our plan, and growth over the second half comparables should be attainable.

Other CE product categories and sales were down roughly $7 million for the year. But in the fourth quarter and for the first time ever, we began shipping wireless speakers under the Acoustic Research brand to both Costco U.S. and Costco Canada. This category was up for the year, helping to offset some of the other declines primarily due to the retail environment. Our accessories sales in Germany were essentially flat year-over-year and obviously due to the difficulties that we see in Europe due to the problems that they have there.

We have a number of new product launches in our accessory business, some of which I'll highlight -- I highlighted on our last call, but just a few weeks ago, we announced the entrance of RCA into the multibillion-dollar hearing aid market with an assortment of products. The FDA's recent ruling created a new category of over-the-counter hearing aids, enabling consumers to purchase hearing aids directly from stores or online retailers without medical exams or prescriptions. There are close to 30 million Americans in the U.S. alone that could benefit from hearing aids ranging in ages, but the greatest amount of hearing loss is in those aged over 60. RCA has been one of the most well-known and trusted CE brands for a century and is a brand that appeals to this target demographic well. We rolled out an aggressive direct response TV campaign across major TV networks, social media and on Amazon.com. This is the beginning launch in a category we believe could open up new channels for growth.

Additionally, our European accessory group introduced a new solar program for houses and apartments that will generate power directly into the home's electrical system. This has proven to be very popular considering the drastic increase in electricity rates due to the conflict in the Ukraine. This technology has been approved in Germany, Austria and the Netherlands. And based on quick sell-through of initial inventories and response from our customers, we expect this category will drive growth for our European accessory group.

Moving on to biometrics. The biometric sales came in at $1 million, up close to 19% year-over-year and were also up in the fourth quarter. We are expanding various programs that we've been awarded and are in the process of pursuing others which have potential to scale. With respect to the health care company, we have been working with well over the past number of years. I am pleased to report that we have passed the final rounds of testing and have been approved for production. We'll have a greater sense of timing and the impact over the next several months. We are excited to have finally been approved as we are now an authorized iris authentication provided to them, and there are other products and equipment that they manufacture that we can expand

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into.

Our work with Axiom Bank continues, and we remain on track to complete the development of our iris biometric token for their banking as a service solution by the end of this quarter. And we continue to expand business in high throughput facilities, such as auto dealers, rental agencies and other infrastructures where you have multiple access points, multiple drivers and where security and control is paramount. Our work with the Miami Auto Mall continues, and our proof of concept is currently in testing with a major car rental company.

Additionally, I'm pleased to report that EyeLock's access control systems are now installed at 13 nuclear power plants, up from 4 the prior quarter as this industry recognizes the ease and high level of security that iris biometric offers. There are various R&D projects underway, which we expect will result in new commercial solutions, leveraging both iris and facial recognition across both physical and logical access. Momentum is building, and I believe our results in this segment should continue to improve throughout the year as we seek to reach profitability.

As I said, it was a challenging year in '23, and it's a challenging start to fiscal '24. And we are going to be cautious in managing our business and look to new launches and addition of new market segments to drive growth.

But before I turn the call over to Mike, I'd like to extend my sincere appreciation and gratitude to Peter Lesser, who has served on -- the VOXX Board for the past 20 years. Peter has provided invaluable oversight and strategic direction to the Board and management throughout the years, leveraging his vast experience in the CE industry. After a long and distinguished career, he has decided to spend more time with his family and will not be standing for reelection at our Fiscal Annual Shareholder Meeting. All of us at VOXX would like to thank him for his contributions, and we wish he and his family well.

I would also like to take a moment to discuss the Board's nomination of Steve Downing to serve as Director of our company. Steve is currently the President and CEO of Gentex, a global company serving the automotive industry and one with a market capitalization of nearly $7 billion. He's had a very successful and distinguished career serving various leadership roles at Gentex throughout the past 2 decades. Having worked with Gentex and at times competing against them, we couldn't be happier to have someone of Steve's caliber join our Board. We look forward to working more closely with him both as a director and as a partner, looking for ways to build the VOXX Gentex relationship.

And at this point, I want to thank you and turn the call over to Mike. Michael?
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Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Thanks, Pat. Good morning, everyone. I'll review our Q4 results and then close with a few comments around our balance sheet before we open up the call for

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questions.

Q4 net sales declined by $27.4 million with automotive down $1.1 million, consumer down $26.4 million and biometrics up approximately $300,000. Within our Automotive segment, OEM product sales were up approximately 44%. Our OEM growth was driven primarily by increases at Ford for both our EVOLVE and our EVO systems and higher sales of Stellantis as the chip situation eased somewhat. We also had higher sales of remote start security systems related to new programs with Subaru.

On the other hand, our aftermarket business declined by approximately 22% due to higher inventory stocking by customers at the end of last year's winter season and slow retail traffic. The decline in Consumer segment was primarily in Premium Audio category with Premium Audio product sales down by approximately 32%. We had lower sales of premium home theater, wireless speakers and mobility products domestically and lower sales under our Magnat, Mac Audio and Heco brands internationally. The decline was driven primarily by the state of the global economies and both lower retail and consumer purchasing. Additionally, other CE product sales increased by approximately 14% due to the growth in wireless speaker categories and higher sales of reception products domestically and higher European sales due to the new solar program.

Biometric sales were up approximately $300,000 for the comparable periods. Gross margins of 25.4% were down 140 basis points for the comparable fourth quarter periods. Automotive segment margins were up 530 basis points. Consumer segment margins were down 450 basis points, and Biometric segment margins were close to 40% compared to negative gross margins in Q4 of fiscal 2022. We expect to see gross margins improve throughout the year as the cost of supply chain issues have been largely mitigated.

We reported fiscal 2023 Q4 operating expenses of $47.6 million, representing a $6.9 million increase. This includes approximately $8.7 million in noncash impairment charges. Excluding these charges, our operating expenses declined for the comparable fourth quarter periods by 4.3%. Selling expenses declined by $1.9 million due to lower commissions and salaries and a decline in website and credit card expenses, which was partially offset by a modest increase in advertising and trade show expenses among other factors. G&A expenses decreased by $700,000 due to lower executive management bonuses and a decline in office expenses, partially offset by higher restructuring-related expenses. Engineering and tech support expenses were essentially flat. We also had a $400,000 decline in acquisition costs associated with the Onkyo acquisition and our joint venture with Sharp.

Inclusive of noncash impairment charges, we reported an operating loss of $12.9 million for the fiscal '23 fourth quarter compared to operating income of $3.2 million in Q4 of fiscal 2022. Total other income net was $200,000, up approximately $300,000. Interest and bank charges increased by $900,000. We had an expense of $1 million related to interest associated with the Seaguard arbitration and as discussed, a ruling is expected by August. Lastly, we reported adjusted EBITDA of $3 million as compared to adjusted

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EBITDA of $9.7 million in comparable fiscal 2022 fourth quarter.

Moving on to the balance sheet. We had cash and cash equivalents of $6.1 million as compared to $27.8 million as of February 28, 2022, and $8.5 million as of the end of our fiscal 2023 third quarter on November 30, 2022. Total debt was $39.9 million as compared to $13.2 million at the end of fiscal 2022. Total debt stood at $47.2 million as of November 30, 2022, a sequential reduction of $8 million. Our total debt for the comparable year-over-year periods increased to -- increased due to $29 million outstanding on our domestic credit facility, which was used to fund inventory, stock repurchase and for working capital purposes. We expect our balance on the revolver to decline in Q1 as we collect Q4 receivables and reduce inventory.

The additional variances related to a $500,000 payment reduction on our Florida mortgage and a $600,000 decline in our shareholders' loan payable Sharp as a result of the strengthening of the U.S. dollar versus the yen. To close, we expect sales to be modestly lower for the first half comparable in fiscal 2024 (sic) [2023] and then increase thereafter. Gross margins are expected to improve throughout the year and our operating expenses, while expected to increase, should decline as a percentage of net sales. Thus, a better fiscal 2024 (sic) 2023 for VOXX bearing any major downturn in the global economies.

Operator, we're ready now to open up for questions.
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QUESTIONS AND ANSWERS
Operator
(Operator Instructions) Our first question comes from the line of Brian Ruttenbur from Imperial Capital.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Yes. Your last statement that you just made, I just want to go over that again because that seemed to be very significant in terms of guidance or at least your broad guidance. In the first half of [2024], fiscal 2024 , you expect revenues to be down in all categories. Is that right or just overall?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
I would think that, as I indicated before, there are some areas where we're expecting growth due to -- like in our accessory group, we expect to see growth in the first quarter due to the programs that they have in place that they are shipping both on the Acoustic Research program that we have placed at Costco and then also the new hearing aid program and the new solar program that's in Germany.

As far as the car business, it all depends on what we see happening with production as the car manufacturers are still planning production and then last minute, advising us that they're not producing.

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So -- but if they do produce, I would expect to see increase in the OEM sector. The regular retail business is still soft. We expect it to be soft as we move into this year.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Okay. So to summarize then, let's just talk total revenue in the first half of the year is going to be weaker than the first half of 2023. Is that correct in terms of the summary?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Yes. I mean I think what we're looking at for the full year is an increase, okay, pretty much across the board with the second half increases coming primarily from Premium Audio, okay, and the aftermarket, which are there, normal heavier seasons as far as sales. We have -- as I indicated, we have a number of new products, launches on the Premium Audio side that will -- some of it will come in, in the second quarter, but it will impact the third and fourth quarter more and that is also the traditional heavy selling season or remote start and security product, which is a main product category within the aftermarket.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Okay. And then in terms of gross margin, just to drill down one more financial question, you expect gross margins to improve from -- in 2024 versus 2023. Is that what I'm hearing?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Yes. What we have is -- a lot of the inventory that we're starting the year with is inventory that came in because we had to stretch our supply chain out so far, we have to bring in inventory and a lot of that inventory came in on the high-priced containers. So now as the container costs are getting back to normal, okay, as we move into the year, that replacement product coming in will be able to generate a better margin than the inventory that we're sitting in -- that's sitting in the warehouses right now.

So we see a gradual improvement throughout the year of margins just based on the cost of bringing this in. So for example, I mean, last year, we went from $3,500 a container. In many cases, we were paying $20,000, okay? In the case of our Premium Audio, if you take $3,500, but you can only get 2,200 units in that container, that's roughly $17.50 a unit. But at [2,000], it's now $100 a unit. So we could only raise our margins and our prices so much. Otherwise, we would've absolutely killed off all the sales. So as we move back to normal prices for bringing product in, okay, we expect that we'll be able to do 2 things: one, make our pricing more [competitive] and lower -- and raise the margins that we get.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Great. And then just last question on the container costs. Where are we now? You talked about where you've been on containers, but since that's one of the major factors, where are your container costs running right now? Are they [$5,000, $8,000, $4,000] ?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
No. They're lower than that. I mean, it ranges from where it's coming in, but it's getting close to where it was historically.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Closer to the [$4,000] and the [$20,000]. Is that correct?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Yes. yes. yes.
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Operator
Our next question comes from the line of Tom Forte from D.A. Davidson.
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Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
I've got 5 questions. I'll go one at a time. So can you talk about the strategy of potentially investing some of that in margin improvement on the lower supply chain costs, such as the containers investing that in price to drive sales?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Yes. I mean, as I just said. I mean, some of the price increases that we have put in place curtail sales. And as we adjust pricing, as the cost of product coming in is lower, we can be more -- we can do 2 things. We can be more competitive on the ultimate price to the consumer but start to restore normal margins on these products.
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Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
Okay. And then can you talk about channel inventory? And have things changed versus last quarter for the better or for the worse?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Yes. The inventory -- channel inventory is coming down. We're moving through inventory. Obviously, we've got to place orders for new inventory and that will be coming in, but we are seeing an overall drop in total inventory that we're carrying at this point. And that's been a concerted effort because there's also a cost of holding on to excess inventory.
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Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
Okay. And then on the auto-related sales, to what extent at all -- if at all, are you impacted by the higher interest rates?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director

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Well, that's going to be another challenge for the car manufacturers. Look, I've been doing this a long time, and I know that the car manufacturers and the dealers will react and not going to sit still. I do expect to see -- as the interest rates become more and more of a problem purchasing a new car, I do expect to see that the car manufacturers themselves will be offering low interest loans to buy car, no interest loans to buy cars, which are traditional things that they've done in the past.

What we're looking at here is 3 years' worth of pent-up demand that has not been met. And it's our feeling as even though we may see a -- let's say, a mild recession coming into the second half of the year, I do think the car manufacturers are poised and ready to offset some of those higher interest rates.
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Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
Okay. And then from your vantage point, do you think consumers are spending more money on travel and services and that's impacting your results?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Absolutely. I mean every indicator -- when we look at the entire CE category, when we look at things for the home, we definitely see the pivot. We're in the -- the first 2 years of COVID, it was very strong for -- and it's obvious. I mean people were sitting at home, they wanted to do something that either worked on their home or they wanted to improve their entertainment systems. And in some cases, consumers bought forward. They bought during COVID when they may have waited a year or 2 more to replace their TV or sound system.

But if you look at the numbers that were up in the recent report that came out, airlines are up, dining out is up, vacationing is up. And that really, unfortunately, is coming at the expense of CE spending for the home and general home spending.
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Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
In that regard, though, can you talk about what's the historical refresh rates? And how do you think that might change in the current cycle, if at all?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Well, I mean, it depends on the type of product. I mean the new technology will come in and kind of obsolete some of the technology that is there, making it different, that's why we're looking at new products. Party speakers are a very hot category right now, very, very easy to use Bluetooth connections. So some of those products will generate interest this year.

But -- I mean if you're looking at a home theater system, a refresh rate on home theater system is really a new technology coming through that obsoletes the existing one, makes it a better experience. So there is a long lead between an initial purchase and a replacement. And that's what we're feeling.

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Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
All right. And then last one, can you prepare a contrast the current macroeconomic environment with the great recession and start of the pandemic? I feel like there's been a lot of talk about the recession that's not in the GDP numbers yet. But I understand that there's housing-related sales has slowed. Home Depot had some pretty poor results today. But from your vantage point, how does this compare with the great recession, how does this compare with the start of the pandemic? I think you've talked before about how the current situation may be unique because the unemployment rate is still quite low.
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Right, and if there's any bright spot, it is that the consumer has been somewhat resilient because of the low unemployment rates. What's lacking here is what we saw in COVID, the government money that a lot of people received has been spent. And we're seeing the impact of higher gas prices, crude bills and everything, really impacting the lower end of the marketplace, okay? The more affluent consumer is spending more time traveling going on vacation. So it's hard to compare the great recession to the beginning of COVID. COVID, everything shut down, everybody stopped traveling. The overhead was dropped considerably, and then sales took off in certain categories.

I do believe, and I've been saying it, is that there is a big pent-up demand for new cars. The car manufacturing in the United States has not met demand for 3 years. And the difference is cars wear out. It's not like a home theater system that would sit in your home and can work for years. So I do believe that there's a good chance we'll see higher car sales and again, I do -- knowing the car manufacturers and knowing car dealers, they're a very competitive group and they're going to fight for business and they're going to fight for the consumers' dollar.
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Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
Great, right. Sorry, you inspired me to ask one more. So valuations on a lot of assets have come in. Can you give your current thoughts on strategic M&A?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
At this particular point, we're always looking, okay? If there is an opportunity that presents itself that we think is compelling, we will move. But as I indicated in my opening remarks, we're going to be very conservative with our spend until we can really see how the market is shaping out, so that we can make sure that we can not only launch all the products that we have coming in but do the marketing and everything to drive those sales. So it's going to be depending on what we see and what the market is shaping up to look like in '20 -- in our fiscal '24.
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Operator
Thank you. At this time, I would now like to turn the conference back over to Pat Lavelle for closing

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remarks.
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Okay. I know disappointing results based on what you heard this morning. But when I look at VOXX and the brands that we have, the placement that we have across the world and the expansion that we're planning, it gives me hope that we can see growth this year, modest. We have a lot of new product coming and that should help add to it. And with a lowering of the products, the problems that we've seen over the years that supply chain and chips and things like that, that should give us more opportunity to get our products onto more and more cars.

I want to thank you for taking the time to listen today, and I wish you a good day.
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Operator
This concludes today's conference call. Thank you for participating. You may now disconnect.
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